       As Filed with the Securities and Exchange Commission on June 22, 1998
                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                         CITATION COMPUTER SYSTEMS, INC.
               (Exact name of registrant as specified in charter)


           MISSOURI                                             43-1174397
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification Number)


    424 SOUTH WOODS MILL ROAD
     CHESTERFIELD, MISSOURI                                        63017
(Address of principal executive offices)                         (Zip Code)


                         CITATION COMPUTER SYSTEMS, INC.
                            EQUITY PARTICIPATION PLAN
                            (Full title of the plan)

                                 -------------

                                RICHARD D. NEECE
                         CITATION COMPUTER SYSTEMS, INC.
                            424 SOUTH WOODS MILL ROAD
                          CHESTERFIELD, MISSOURI 63017
                     (Name and address of agent for service)

                                 (314) 579-7900
          (Telephone number, including area code, of agent for service)

                                 -------------

                                   Copies to:
                                 LARRY K. HARRIS
                             SUELTHAUS & WALSH, P.C.
                       7733 FORSYTH BOULEVARD, 12TH FLOOR
                            ST. LOUIS, MISSOURI 63105
                                 (314) 727-7676

                                 -------------

                         CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered  Amount to be        Proposed Maximum            Proposed Maximum       Amount of Registration
                                      Registered(1)  Offering Price Per Share(1) Aggregate Offering Price(1)          Fee
Common Stock $0.10 par value             41,000      $           6.75            $         276,750           $          81.64
                                                                 ---                         ---                         ---
====================================================================================================================================

(1) Estimated solely for purposes of computing the Registration Fee pursuant to the provisions of Rule 457(h), based upon a price of $6.75 per share, being the average of the average of the high and low prices per share reported on the Nasdaq Stock Market National Market System on June 15, 1998.

          PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

    The following documents filed by CITATION Computer Systems, Inc. (the "COMPANY") with the Securities and Exchange Commission (the "SEC") are incorporated herein by reference:

          (i) The Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1997;

          (ii) The Company's Form 10-QSB for the quarter ended December 31, 1997; and

         (iii) The description of the Company's Common Stock, $0.10 par value per share, set forth in the Company's Registration Statement on Form S-1 (Reg. No. 33-48332) and any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document incorporated herein by reference modifies or supersedes such document. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         Where any document or part thereof is incorporated by reference in this Registration Statement, the Company will provide without charge to each person to whom a Prospectus with respect to the CITATION Computer Systems, Inc. Equity Participation Plan is delivered, upon written or oral request of such person, a copy of any and all of the information incorporated by reference in the Registration Statement, excluding exhibits unless such exhibits are specifically incorporated by reference.

Item 4.  Description of Securities.  See Item 3(iii) above.

Item 5.  Interests of Named Experts and Counsel.  Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Company's Articles of Incorporation (the "ARTICLES OF INCORPORATION") and Amended and Restated By-laws (the "BY-LAWS") provide for mandatory indemnification rights, subject to limited exceptions, for any director or officer of the Company who by reason of the fact that he or she is a director or officer of the Company, is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such director or officer in advance of the final disposition of such proceeding in accordance with the applicable provisions of General Business and Corporation Law of Missouri. The Company may from time to time agree to provide similar indemnifications to certain employees and other agents. The SEC has taken the position that these provisions will have no effect on claims arising under the federal securities laws.

         The Company also maintains directors' and officers' liability insurance.

Item 7.  Exemption from Registration Claimed.  Not Applicable.

Item 8.  Exhibits.

         The following exhibits are filed herewith or incorporated herein by reference, as indicated below:

Registration Statement on Form S-8                                      Page 2

         4.1 The Company's Restated Articles of Incorporation were previously filed as Exhibit 3(a) to the Company's Registration Statement on Form S-1 (Reg. No. 33-48332) and is incorporated herein by this reference.

         4.2 The Company's Amended and Restated By-laws were previously filed as Exhibit 3(b) to the Company's Registration Statement on Form S-1 (Reg. No. 33-48332) and is incorporated herein by this reference.

         4.3 The specimen Certificate of Shares of Common Stock, $0.10 par value, of the Company was previously filed as Exhibit 4(a) to the Company's Registration Statement on Form S-1 (Reg. No. 33-48332) and is incorporated herein by this reference.

         4.4 The CITATION Computer Systems, Inc. Equity Participation Plan is filed herewith.

         5.1      Opinion of Suelthaus & Walsh, P.C. is filed herewith.

         24.1     Consent of Suelthaus & Walsh, P.C. (included in Exhibit 5.1).

         24.2     Consent of Price Waterhouse LLP is filed herewith.

         25       Power of Attorney (included on Signature Page hereto).


Item 9.  Undertakings.

         (a)   The registrant hereby undertakes:

               (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "SECURITIES ACT");

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution previously disclosed in the registration statement or any material change to such information in the registration statement;

                    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii)
               do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


Registration Statement on Form S-8                                      Page 3

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                *     *     *













Registration Statement on Form S-8                                       Page 4

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on June 17, 1998.

                                        CITATION COMPUTER SYSTEMS, INC.



                                        By /s/ Richard D. Neece
                                          --------------------------------------
                                          Richard D. Neece
                                          President


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of CITATION Computer Systems, Inc. hereby severally and individually constitute and appoint J. Robert Copper and Richard D. Neece, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents or each of them to any and all such amendments and instruments.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                              Title                        Date

/s/ J. Robert Cooper              Chairman and Chief           June 17   , 1998
----------------------------      Executive Officer;          -----------
J. Robert Copper                      Director
Principal Executive Officer


/s/ Richard D. Neece                  President                June 17   , 1998
----------------------------                                  -----------
Richard D. Neece
Principal Financial and
Accounting Officer

/s/ James F. O'Donnell                Director                 June 17   , 1998
----------------------------                                  -----------
James F. O'Donnell



Registration Statement on Form S-8                                    Page 5

Signature                              Title                        Date


                                     Director                            , 1998
----------------------------                                  -----------
Larry D. Marcus


/s/ David T. Pieroni                 Director                  June 17   , 1998
----------------------------                                  -----------
David T. Pieroni


/s/ Fred L. Brown                    Director                  June 17   , 1998
----------------------------                                  -----------
Fred L. Brown

























Registration Statement on Form S-8                                       Page 6

                                  EXHIBIT INDEX

Exhibit No.                                                               Page


4.1 The Company's Restated Articles of Incorporation were previously filed as Exhibit 3(a) to the Company's Registration Statement on Form S-1 (Reg. No. 33-48332) and is incorporated herein by this reference.

4.2    The Company's Amended and Restated By-laws were previously filed as
       Exhibit 3(b) to the Company's Registration Statement on Form S-1 (Reg. No. 33-48332) and is incorporated herein by this reference.

4.3 The specimen Certificate of Shares of Common Stock, $0.10 par value, of the Company was previously filed as Exhibit 4(a) to the Company's Registration Statement on Form S-1 (Reg. No. 33-48332) and is incorporated herein by this reference.

4.4 The CITATION Computer Systems, Inc. Equity Participation Plan is filed herewith.

5.1    Opinion of Suelthaus & Walsh, P.C. is filed herewith.

24.1   Consent of Suelthaus & Walsh, P.C. (included in Exhibit 5.1).

24.2   Consent of Price Waterhouse LLP is filed herewith.

25     Power of Attorney (included on Signature Page hereto).




Registration Statement on Form S-8                                       Page 7